Exhibit 3.4

RESTATED
BYLAWS
OF
NATIONAL HEALTH INVESTORS, INC.

As adopted July 25, 1991 and amended November 5, 2012

RESTATED BYLAWS
OF
NATIONAL HEALTH INVESTORS, INC.
TABLE OF CONTENTS
Page
ARTICLE I MEETINGS OF STOCKHOLDERS    1
1.01.    PLACE    1
1.02.    ANNUAL MEETING    1
1.03.    SPECIAL MEETINGS    1
1.04.    NOTICE    1
1.05.    SCOPE OF NOTICE    1
1.06.    QUORUM    1
1.07.    VOTING    2
1.08.    PROXIES    2
1.09.    CONDUCT OF MEETINGS    2
1.10.    TABULATION OF VOTES    2
1.11.    INFORMAL ACTION BY STOCKHOLDERS    2
1.12.    VOTING BY BALLOT    3
ARTICLE II DIRECTORS    3
2.01.    GENERAL POWERS    3
2.02.    OUTSIDE ACTIVITIES    3
2.03.    OUTSIDE MANAGEMENT    3
2.04.    NUMBER, TENURE, QUALIFICATION, NOMINATIONAND ELECTION    3
2.05.    ANNUAL AND REGULAR MEETINGS    5
2.06.    SPECIAL MEETINGS    5
2.07.    NOTICE    5

2.08.    QUORUM    6
2.09.    VOTING    6
2.10.    CONDUCT OF MEETINGS    6
2.11.    RESIGNATIONS    6
2.12.    VACANCIES    6
2.13.    INFORMAL ACTION BY DIRECTORS    6
2.14.    COMPENSATION    7
ARTICLE III COMMITTEES    7
3.01.    NUMBER, TENURE AND QUALIFICATION    7
3.02.    DELEGATION OF POWER    7
3.03.    QUORUM AND VOTING    7
3.04.    CONDUCT OF MEETINGS    7
3.05.    INFORMAL ACTION BY COMMITTEES    7
ARTICLE IV OFFICERS    8
4.01.    ENUMUERATION    8
4.02.    POWERS AND DUTIES    8
4.03.    REMOVAL    8
4.04.    OUTSIDE ACTIVITIES    8
4.05.    VACANCIES    8
4.06.    CHAIRMAN OF THE BOARD    9
4.07.    PRESIDENT    9
4.08.    VICE PRESIDENTS    9
4.09.    SECRETARY    9
4.10.    TREASURER    9
4.11.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS    10
4.12.    SALARIES    10

ARTICLE V SHARES OF STOCK    10
5.01.    CERTIFICATES OF STOCK    10
5.02.    STOCK LEDGER    10
5.03.    RECORDING TRANSFERS OF STOCK    11
5.04.    LOST CERTIFICATE    11
5.05.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE    11
ARTICLE VI DIVIDENDS AND DISTRIBUTIONS    12
6.01.    DECLARATION    12
6.02.    CONTINGENCIES    12
ARTICLE VII INDEMNIFICATION    12
7.01.    INDEMNIFICATION OF OFFICERS    12
7.02.    INSURANCE    12
ARTICLE VIII NOTICES    13
8.01.    NOTICES    13
8.02.    SECRETARY TO GIVE NOTICE    13
8.03.    WAIVER OF NOTICE    13
ARTICLE IX MISCELLANEOUS    13
9.01.    BOOKS AND RECORDS    13
9.02.    INSPECTION OF’BYLAWS AND CORPORATE RECORDS    14
9.03.    CONTRACTS    14
9.04.    CHECKS, DRAFTS, ETC    14
9.05.    DEPOSITS    14
9.06.    LOANS    14
9.07.    FISCAL YEAR    15
9.08.    REPORTS AND OTHER INFORMATION    15
9.09.    BYLAWS SEVERABLE    15

ARTICLE X AMENDMENT OF BYLAWS    15
10.01.    BY DIRECTORS    15
10.02.    BY STOCKHOLDERS    15
10.03.    EXCEPTION FOR INDEMNIFICATION    16

ARTICLE I
MEETINGS OF STOCKHOLDERS
1.01.    PLACE. All meetings of the holders of the issued and outstanding capital stock of the Corporation (the “Stockholders”) shall be held at the principal office of the Corporation in Murfreesboro, Tennessee or at such other place within the United States as shall be stated in the notice of the meeting.
1.02.    ANNUAL MEETING. An annual meeting of the Stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held on the last Thursday of April, or at such other date and time as may be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held at the same time on the next succeeding business day.
1.03.    SPECIAL MEETINGS. The Chairman of the Board (if any), the President or a majority of the Board of Directors may call special meetings of the Stockholders. Special meetings of Stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The date, time, place and record date for any such Special Meeting, including a meeting called at the request of Stockholders, shall be established by the Board of Directors or Officer calling the same.
1.04.    NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given, in accordance with Section 8.01, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.
1.05.    SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.
1.06.    QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Stockholders, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice. At any reconvened meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.
1.07.    VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, by the Charter or by these Bylaws. Unless otherwise provided in the Charter, each outstanding share (a “Share”) of capital stock of the Corporation (the “Stock”), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Shares of its own Stock directly or indirectly owned by this Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time.
1.08.    PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
1.09.    CONDUCT OF MEETINGS. The Chairman of the Board (if any) or, in the absence of the Chairman, the President or any Vice President or, in the absence of the Chairman, President and any Vice President, a presiding officer elected at the meeting, shall preside over meetings of the Stockholders (the “Presiding Officer”). The Secretary of the Corporation or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the Presiding Officer of the meeting shall act as secretary of such meeting.
1.10.    TABULATION OF VOTES. At any annual or special meeting of Stockholders, the Presiding Officer shall be authorized to appoint a Teller for such meeting. The Teller may, but need not, be an officer, employee or agent of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under both the Charter and these Bylaws and applicable law. The Presiding Officer may review all determinations made by the Teller hereunder, and in doing so the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the Teller.
1.11.    INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote there at) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate counterparts.
1.12.    VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the Presiding Officer shall order or any Stockholder shall demand that voting be by ballot.
ARTICLE II
DIRECTORS
2.01.    GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.
2.02.    OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law. The Board of Directors, each Director, and the agents, Officers and employees of the Corporation or of the Board of Directors or of any Director may engage with or for others in business activities of the types conducted by the Corporation; none of them has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law) that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or that the Corporation is considering such investment opportunity. If such interest comes to the interested Director’s attention after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.
2.03.    OUTSIDE MANAGEMENT. The Board of Directors may delegate some or all of the duties of management of the assets and the administration of the Corporation’s day-to-day business operations to one or more advisors (the “Advisor”) pursuant to a written contract or contracts (an “Advisory Agreement”), approved by the Board of Directors. The terms of any such Advisory Agreement shall be such terms as are approved by the Board of Directors.
2.04.    NUMBER, TENURE, QUALIFICATION, NOMINATION AND ELECTION.
2.04.1    The number of Directors of the Corporation shall be that number set forth in the Charter, unless a majority of the Board of Directors establishes some other number not less than three nor more than nine. The Board of Directors shall be divided into such classes as are set forth in the Charter, with the number of Directors of each class being as equal as practicable. At least a majority of the Directors shall at all times (except temporarily pending the filling of a vacancy as hereinafter provided) be persons (“Independent Directors”) who are not officers, employees or owners (except for less than 1% of any public company) of any corporation, partnership or other person (including themselves) (a) which serves as Advisor to the Corporation, or (b) which is a tenant of the Corporation, or (c) has any other relationship with the Corporation that would prevent such person from serving on the Audit Committee of the Board of Directors of a corporation having stock listed on the American Stock Exchange or the New York Stock Exchange.
2.04.2    Except as provided in Section 6.3 of the Charter, each Director shall be elected by the vote of a majority of the votes cast with respect to the Director’s election at any meeting for the election of Directors at which a quorum is present, subject to the rights of the holders of any series of preferred stock to elect Directors in accordance with the terms thereof. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a Director must exceed 50% of the votes cast with respect to that Director’s election. The votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that Director’s election. Notwithstanding the foregoing, in the event of a contested election of Directors, Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of Directors at which a quorum is present. For purposes of these Bylaws, a contested election shall mean any election of Directors in which the number of nominees exceeds the number of Directors to be elected.
If an incumbent Director is not elected due to a failure to receive a majority of the votes cast as described above and his or her successor is not otherwise elected and qualified, the Director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 2.04.3. The Nominating and Corporate Governance Committee shall consider the resignation and make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. Any Director who tenders his or her resignation shall not participate in either the Nominating and Corporate Governance Committee’s or Board of Directors’ consideration or other action regarding whether to accept the resignation. However, if each member of the Nominating and Corporate Governance Committee failed to receive a majority of the votes cast at the same election, then the Independent Directors who did not fail to receive a majority of the votes cast shall appoint a committee amongst themselves to consider the resignations and recommend to the Board of Directors whether to accept them.
If an incumbent Director resignation pursuant to the foregoing paragraph is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 6.3 of the Charter or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.04.1 hereof.
2.04.3 Nominations of candidates for election as Directors of the Corporation at any annual meeting of Stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof (which committee in the case of any nomination of a director who is to be an Independent Director shall have a majority of Independent Directors) or (ii) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation’s capital stock entitled to vote at such annual meeting who complies with the notice procedures of this Section 2.04. Any Stockholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as Directors at an annual meeting.
Nominations, other than those made by, or at the direction of, the Board of Directors or a duly authorized committee thereto, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.04. To be timely, a Stockholder’s notice shall be delivered to, or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the anniversary of the last annual meeting of Stockholders. Each such Stockholder notice shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director and as to the Stockholder giving the notice (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such Stockholder notice, (d) such nominee’s consent to serve as a Director if elected and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Corporation’s counsel, in the exercise of his or her discretion; and (ii) as to the Stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such Stockholder and any other Stockholders known by such Stockholder to be supporting such nominees and (b) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such Stockholder on the date of such Stockholder notice and by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder notice. At the request of the Board of Directors or a committee appointed by it, any persons nominated by, or at the direction of, the Board or such committee for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.
Furthermore, to be eligible to be a nominee for election or reelection as a Director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.04) to the Secretary at the corporation’s principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of Section 2.04.2, and (ii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
2.04.3    If the Board of Directors, or a designated committee thereof, determines that any Stockholder nomination was not timely made in accordance with the terms of this Section 2.04, or the information provided in a Stockholder’s notice does not satisfy the informational requirements of this Section 2.04 in any material respect then the Board of Directors or such committee, as the case may be, shall reject such Stockholder nomination and such nomination shall not be considered at the annual meeting in question; provided, however, if such Stockholder’s notice was duly received at least 15 days in advance of the last date on which such notice could have been timely made, then the Secretary of the Corporation shall, within 10 days after the Secretary’s receipt of such notice, notify such Stockholder of the deficiency in the notice. Such Stockholder receiving such notice from the Secretary shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the Stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the Stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.04 in any material respect, then the Board of Directors shall reject such Stockholder’s nomination and such nomination shall not be considered at the annual meeting in question.
2.04.4    If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a Stockholder as set forth above, the Presiding Officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 2.04. If the Presiding Officer determines that a nomination was made in accordance with the terms of this Section 2.04, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the Presiding Officer determines that a nomination was not made in accordance with the terms of this Section 2.04, he shall so declare at the annual meeting and such nomination shall be disregarded.
2.05.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than these Bylaws or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.
2.06.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if any), the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the

Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.
2.07.    NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with Section 8.01, by written notice delivered personally, telegraphed or telecopied to each Director at his or her business or residence at least twenty-four (24) hours, or by mail at least five (5) days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute or these Bylaws.
2.08.    QUORUM. A majority of the Directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, however that a quorum for transaction of business with respect to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall consist of a majority of the Directors, including a majority of the Independent Directors, then in office.
2.09.    VOTING. Except as otherwise required by law or by the Charter, the act of a majority of Directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors, except that no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of the Board unless a majority of the Independent Directors on the Board vote for such act.
2.10.    CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board (if any), or in the absence of the Chairman of the Board by the President (if a member of the Board of Directors), or, in the absence of the Chairman of the Board or the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes.
2.11.    RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified herein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.
2.12.    VACANCIES. A vacancy which arises through the death, resignation or removal of a Director or as a result of an increase by the Board of Directors in the number of Directors may be filled by a vote of the entire Board of Directors, and a Director so elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of Stockholders and until his successor shall be duly elected and qualified. At the annual meeting of Stockholders, a Director shall be elected to fill the vacancy for the remainder of the present term of office of the class to which the Director is elected.

2.13.    INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.
2.14.    COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.
ARTICLE III
COMMITTEES
3.01.    NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors. If any committee may take or authorize any act as to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has or may have any interest, a majority of the members of such committee shall be Independent Directors, except that any such committee consisting of only two Directors may have one Independent Director and one Director who is not an Independent Director.
3.02.    DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the Maryland General Corporation Law.
3.03.    QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee, except that no act relating to any matter in which any Director (or affiliate of such Director) who is not an Independent Director has any interest shall be the act of any committee unless a Majority of the Independent Directors on the committee vote for such act.
3.04.    CONDUCT OF MEETINGS. Each committee shall designate a presiding officer of such committee, and if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

3.05.    INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members on separate counterparts
ARTICLE IV
OFFICERS
4.01.    ENUMUERATION. The Officers of the Corporation shall consist of a President, a Treasurer and a Secretary, and may also consist of a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other Officers as the Board of Directors may from time to time elect or appoint.
4.02.    POWERS AND DUTIES. The President, Treasurer and Secretary of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of such Officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may elect or appoint such other Officers as they determine at any time. Each Officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided, or until the office to which he is elected (if other than that of President, Treasurer or Secretary) is terminated by the Board of Directors. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an Officer or agent shall not of itself create contract rights between the Corporation and such Officer or agent.
4.03.    REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The fact that a person is elected or appointed to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.
4.04.    OUTSIDE ACTIVITIES. The Officers and agents of the Corporation are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with the law and these Bylaws. The Officers and agents of the Corporation may engage with or for others in business activities of the types conducted by the Corporation; none of them has an obligation to notify or present to the Corporation or each other any investment opportunity that may come to such person’s attention even though such investment might be within the scope of the Corporation’s purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law as if the Officer or agent were a Director of the Corporation) that an Officer or an agent has in any investment opportunity presented to the Corporation must be disclosed by such Officer or agent to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Officer or agent becomes aware of such interest or that the

Corporation is considering such investment opportunity. If such interest comes to the attention of the interested Officer or agent after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.
4.05.    VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.
4.06.    CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the Stockholders and of the Board of Directors. The Chairman of the Board may sign and execute all authorized deeds, mortgages, bonds, contracts or other instruments in the name of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.
4.07.    PRESIDENT. Unless the Board of Directors shall otherwise determine in favor of the Chairman of the Board or any other Officer of the Corporation, the President shall be the Chief Executive Officer and general manager of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may sign any deed, mortgage, bond, contract or other instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
4.08.    VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.
4.09.    SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder that shall be furnished to the Secretary by such Stockholder and have general charge of the Stock Ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (vii) perform all the duties generally incident to the office of secretary of a corporation.

4.10.    TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a Custodian to perform some or all of the duties of the Treasurer, and if a Custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such Custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such custodian. The Custodian shall not be an Officer of the Corporation.
4.11.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers (if any) (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective Officer’s absence and (ii) shall perform such duties as shall be assigned to him or her by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.
4.12.    SALARIES. The salaries, if any, of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary, if any, by reason of the fact that he or she is also a Director of the Corporation.
ARTICLE V
SHARES OF STOCK
5.01.    CERTIFICATES OF STOCK. Each Stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman, President, or any Vice President and countersigned by the Treasurer, Secretary, or any Assistant Treasurer or Assistant Secretary. The Corporation seal and the signatures by Corporation officers may be facsimile if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.
5.02.    STOCK LEDGER. The Corporation shall maintain at its principal office in Murfreesboro, Tennessee (or any subsequent address selected by the Board of Directors) or at the office of its counsel, accountants or transfer agent, an original or duplicate Stock Ledger containing the names and addresses of all the Stockholders and the number of shares of each class held by each Stockholder. The Stock Ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection. Such system shall include provisions for notice to acquirers of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the Maryland General Corporation Law, and Section 8-408 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the Stock Ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or Officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.
5.03.    RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, Shares shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other documents reasonably requested by the Corporation, and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such documents, the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the Maryland General Corporation Law and Section 8-408 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.
5.04.    LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any lost or claim which may arise by reason of the issuance of a new certificate.
5.05.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
5.05.1     The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

5.05.2    If, in lieu of fixing a record date, the stock transfer books are closed by the Board of Directors in accordance with Section 2-511 of the Maryland General Corporation Law for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
5.05.3    If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of and rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.
5.05.4    When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
ARTICLE VI
DIVIDENDS AND DISTRIBUTIONS
6.01.    DECLARATION. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, limited only to the extent of Section 2-311 of the Maryland General Corporation Law. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.
6.02.    CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VII
INDEMNIFICATION
7.01.    INDEMNIFICATION OF OFFICERS. Unless the Directors otherwise determine prospectively in the case of any one or more specified officers, all persons elected or appointed by the Directors as an officer of the Corporation shall be entitled to indemnification by the

Corporation on account of matters resulting in their capacity as an officer to the full extent permitted by the Charter.
7.02.    INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person entitled to indemnification or whom the Corporation may indemnify under ARTICLE TWELFTH of the Charter or under Maryland law against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability. The rights to indemnification set forth in the Charter or in the Bylaws are in addition to all rights which any Indemnified Person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.
ARTICLE VIII
NOTICES
8.01.    NOTICES. Whenever notice is required to be given pursuant to these Bylaws, it may be communicated in person; by facsimile, telegraph, teletype, e-mail or other form of wire or wireless communication; or by mail or private carrier, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, at the principal office of the Corporation, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129 (or any subsequent address selected by the Board of Directors notice of which is given to the Stockholders), attention President, or if to a Stockholder, Director or Officer, at the address of such person as it appears on the books of the Corporation or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified notice sent by mail shall be deemed to be given at the time the same shall be thus mailed.
8.02.    SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary of the Corporation. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.
8.03.    WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such waiver shall be filed with the records of the meeting. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX
MISCELLANEOUS
9.01.    BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of executive or other committee when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation maybe in written form or in any other form that be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.
9.02.    INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the accounting books and records, including the stock register of the Corporation, the minutes of proceedings of the Stockholders, the Board of Directors and committees thereof, annual statements of affairs and any Shareholders’ or voting trust agreements on record shall be open to inspection upon the written demand on the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a Stockholder or as the holder of such voting trust certificate, in each case to the extent permitted by the Maryland General Corporation Law.
9.03.    CONTRACTS. In addition to the provisions of these Bylaws relating to the authority of any specified Officer, the Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
9.04.    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
9.05.    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.
9.06.    LOANS.
9.06.1    Such Officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; and (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all person property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; and (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those Officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.
9.06.2    From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm, or person so designated, the signatures of the Officers or agents so authorized. Each bank, trust company, institution, corporation, firm, or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those Officers or agents.
9.07.    FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending December 31.
9.08.    REPORTS AND OTHER INFORMATION.
9.08.1    Not later than 120 days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant. The Board of Directors of the Corporation shall also cause to be sent to the Stockholders such other information as may be necessary to enable the Stockholders to prepare their respective state and federal income tax returns.
9.08.2    The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deem proper or as the Officers of the Corporation in good faith deem is required by law or by good corporate practices.
9.08.3    Any distributions to Stockholders of income, capital gains or a return of capital assets shall be accompanied by a written statement disclosing the source of the funds distributed unless at the time of distribution they are accompanied by a written explanation of the relevant circumstances. The statement as to such source shall be sent to the Stockholders not later than sixty (60) days after the close for the fiscal year in which the distributions were made.
9.09.    BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

ARTICLE X
AMENDMENT OF BYLAWS
10.01.    BY DIRECTORS. To the fullest extent permitted by the Maryland General Corporation Law, the Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation or to make new Bylaws.
10.02.    BY STOCKHOLDERS. The Stockholders shall have the power, at any annual meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, with the approval of Stockholders holding in excess of 66 2/3% of all outstanding Shares of Stock to alter or repeal any Bylaws of the Corporation and to make new Bylaws.
10.03.    EXCEPTION FOR INDEMNIFICATION. No amendment or repeal of any Charter provision, Bylaw provision or provision of any resolution of the Board of Directors or other contractual obligation of the Corporation affording indemnification by the Corporation to any person shall be effective so as to deprive such person from the right to indemnification on account of all matters occurring or arising prior to such amendment or repeal without the consent of such indemnified person.